CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated January 19, 1996 accompanying the consolidated financial statements included in the Annual Report of Chaparral Resources, Inc. and subsidiary (the Company) on Form 10-K for the year ended December 31, 1997. We consent to the incorporation by reference in the Company's Registration Statement on Amendment No. 1 on Form S-3 to Form S-1 of the aforementioned report.



                                           /s/ Grant Thornton, LLP
                                           -------------------------------------
                                           Grant Thornton, LLP



Denver, Colorado
September 18, 1998